Exhibit 10.11

                                      AGREEMENT


               This Agreement dated as of ________________, 199____ (this "Agreement"), between The Hillhaven Corporation, a Nevada corporation (the "Company"), and ____________________________
          (the "Executive").

                                     WITNESSETH:

               WHEREAS, the Executive is currently employed by the Company or one of its subsidiaries as its ______________________________
          (the "Position"); and

               WHEREAS, the Executive has extensive management experience in long term care and the operation of the Company, and such experience is very important to the continued success of the Company, as well as to the orderly transition of the Company should a change in corporate control and ownership occur; and

               WHEREAS, changes in corporate control and ownership are common occurrences in the current business environment, which can be disruptive to a company's business and operations and detrimental to the best interests of its shareholders; and

               WHEREAS, the Company believes that it is in the best interests of the Company and its shareholders to enter into agreements with certain key officers, including the Executive, in order to ensure their retention and to promote their objectivity in reviewing proposed changes in control which may occur in the future.

               NOW, THEREFORE, the parties agree as follows:

               1. Definitions. For purposes of this Agreement, the terms set forth in this Section shall have the following meanings:

                    (a) a "Change in Control" of the Company shall be deemed to have occurred if: (i) any Person, alone or together with its Affiliates and Associates, is or becomes the beneficial owner directly or indirectly of securities of the Company representing 30% or more of the general voting power of the Company; (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason other than death or disability to constitute at least a majority thereof; or (iii) any Person makes any filing under
               Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, with respect to the Company.

                    (b) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, together with all Affiliates and Associates of such Person, but "Person" shall not include the Company, National Medical Enterprises, Inc. ("NME"), any subsidiary of the Company or NME, any Affiliate or Associate of NME, any employee benefit
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               plan or employee stock plan of the Company, any subsidiary of the Company, NME or any subsidiary of NME, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board of Directors of the Company.

                    (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                    (d) "Voting Stock" means shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

                    (e) "Cause" shall mean: the willful, substantial, continued and unjustified refusal of the Executive to perform the duties of his or her office to the extent of his or her ability to do so; any conduct on the part of the Executive which constitutes a breach of any statutory or common law duty of loyalty to the Company; any illegal or publicly immoral act by the Executive which materially and adversely affects the business of the Company; the physical or mental disability of the Executive as determined by the Board of Directors of the Company and resulting in his or her inability to perform his or her duties hereunder; or the death of the Executive.

               2.   Payments Upon Change in Control.

                    (a) If a Change in Control of the Company occurs at any time and if at any time during the [one/two]-year period thereafter, the Company (i) terminates the Executive without Cause from the Position or from a comparable or higher position with the Company, (ii) assigns to the Executive responsibilities or title materially less than his or her responsibilities and title as of the date hereof, (iii) reduces his or her salary,
          (iv) reduces his or her fringe benefits other than in accordance with a reduction in fringe benefits applicable to substantially all employees of the Company, or (v) requires the Executive to relocate to any location beyond a 30-mile radius of his or her current principal place of employment, then in any such event, the Company shall pay the Executive a severance benefit in cash within 30 days after the occurrence of any such event in an amount equal to two years' base salary.

                    (b)  Whether or not any payment is made pursuant to
          Section 2(a), if a Change in Control of the Company occurs at any time and the Executive reasonably determines that any payment or distribution by the Company or any of its Affiliates or Associates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including
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          without limitation any restricted stock, stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exerciseability of any of the foregoing (individually and collectively, a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment or payments (individually and collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes required to be paid by the Executive with respect to the receipt thereof under the terms of any Federal, state or local government or taxing authority (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed with respect to the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. The Company shall pay the Gross-Up Payment to the Executive within 30 days of its receipt of written notice from the Executive that such Excise Tax has been paid or will be payable at any time in the future.

               3. Assignment; Binding Effect. Neither this Agreement nor any rights or obligations hereunder may be assigned or pledged by the Executive. This Agreement and the rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, the parties hereto, the heirs and legal representatives of the Executive and the successors and assigns of the Company.

               4. No Right to Employment. Nothing herein shall confer upon the Executive any right to continue in the employ of the Company or a subsidiary thereof or shall interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

               5. Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction in any action or proceeding, and such provision cannot be modified to be enforceable, such provision shall immediately become null and void and the parties shall renegotiate such provision in good faith, leaving the remainder of this Agreement in full force and effect.

               6. Notices. Any notice to be given hereunder shall be effective upon receipt, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid to the following address or such other places as either party shall designate in writing:

               If to the Company:       The Hillhaven Corporation
                                        1148 Broadway Plaza
                                        Tacoma, Washington  98402
                                        Attention:  Chief Executive Officer
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               with a copy to:          The Hillhaven Corporation
                                        1148 Broadway Plaza
                                        Tacoma, Washington  98402
                                        Attention:  General Counsel

               If to the Executive:     _______________________________
                                        _______________________________
                                        _______________________________


               7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

               8. Attorneys' Fees; Etc. In the event that the Executive brings any suit, action or other legal proceeding to enforce any of the terms of this Agreement, and the Executive prevails in any such suit, action or proceeding, the Company shall reimburse the Executive for all costs and expenses, including reasonable attorneys' fees, incurred by or for the account of the Executive in connection with such suit, action or proceeding. The Company shall pay such amount within ten days after receipt of the Executive's demand therefor.

               9. Headings. The headings and captions used in this Agreement are for convenience of reference only, and shall not in any way limit or affect the construction or interpretation of any provision of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        THE HILLHAVEN CORPORATION



                                             By: __________________________
                                             Its: _________________________


                                             ______________________________
                                             (Type Executive's name here)


















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